UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 20, 2017 (January 19, 2017)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On January 19, 2017, Arbor Realty Trust, Inc., a Maryland corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Company, Arbor Realty Limited Partnership, a Delaware limited partnership, and JMP Securities LLC, as sole underwriter, relating to the issuance and sale by the Company of $13,750,000 aggregate principal amount of the Company’s 6.50% Convertible Senior Notes due 2019 (the “Reopened Notes”).

The Reopened Notes will be a further issuance of, be fully fungible with, and rank equally in right of payment with and form a single series with the $86,250,000 principal amount of 6.50% Convertible Senior Notes due 2019 initially issued by the Company in October 2016 (the “Existing Notes” and, together with the Reopened Notes, the “Notes”). Following this offering, the aggregate outstanding principal amount of the Notes will be $100,000,000.

The offer and sale of the Reopened Notes were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a registration statement on Form S-3 (File No. 333-212554) under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Reopened Notes are described in a prospectus supplement filed by the Company with the Commission on January 20, 2017 pursuant to Rule 424(b)(5) under the Securities Act.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated January 19, 2017, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and JMP Securities LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: January 20, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1	Underwriting Agreement, dated January 19, 2017, by and among Arbor Realty Trust, Inc., Arbor Realty Limited Partnership and JMP Securities LLC